UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
August 2, 2023
Pacific Biosciences of California, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1305 O’Brien Drive
Menlo Park, California 94025
(Address of principal executive offices) (Zip Code)
(650) 521-8000
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02.    RESULTS OF OPERATIONS AND FINANCIAL CONDITION.
On August 2, 2023, Pacific Biosciences of California, Inc. (the “Company”) announced its financial results for its second fiscal quarter ended June 30, 2023. A copy of the press release containing the announcement is attached as Exhibit 99.1 hereto and is incorporated herein by reference.
The information furnished in this Item 2.02 and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 3.02.    UNREGISTERED SALES OF EQUITY SECURITIES.
On August 2, 2023, the Company entered into an agreement and plan of reorganization (the “Merger Agreement”), pursuant to which the Company will acquire Apton Biosystems, Inc., a privately held genomics company (“Apton”).
Pursuant to the Merger Agreement, upon the closing of the acquisition, the Company will, among other things, issue to holders of Apton’s outstanding equity interests (“Apton Securityholders”) up to approximately 6.3 million shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). Additionally, subject to the terms and conditions of the Merger Agreement and the achievement of a specified milestone, Apton Securityholders will also be entitled to receive $25 million, which the Company may elect to pay in cash, shares of Common Stock or a combination of cash and shares of Common Stock. At this time, the number of shares, if any, to be issued in connection with the achievement of the specified milestone is not known, and will be calculated based on the daily volume-weighted average price of the Common Stock for the twenty trading days ending on and including the fifth trading day immediately prior to the occurrence of the specified milestone. Under the terms of the Merger Agreement, the Company may pay cash in lieu of Common Stock to ensure that the issuance of Common Stock as contemplated by the Merger Agreement does not exceed 19.9% of the shares of Common Stock then outstanding.
All of the shares of Common Stock issued or issuable pursuant to the Merger Agreement have been issued, or will be issued, in reliance upon the exemptions from registration afforded by Section 4(a)(2) of the Securities Act and Rule 506 thereunder. Such issuances and sales are not being conducted in connection with a public offering, and no public solicitation or advertisement will be made or relied upon in connection therewith.
ITEM 7.01.    REGULATION FD DISCLOSURE.
On August 2, 2023, the Company issued a press release relating to its acquisition of Apton, a copy of which is furnished herewith as Exhibit 99.2 and incorporated herein by reference.
Additionally on August 2, 2023, the Company issued a press release announcing the commencement of customer shipments of Onso short-read sequencing instruments, a copy of which is furnished herewith as Exhibit 99.3 and incorporated herein by reference.
The information furnished in this Item 7.01 and Exhibits 99.2 and 99.3 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

99.1	Press Release dated August 2, 2023, titled “PacBio Announces Second Quarter 2023 Financial Results” (furnished and not filed herewith solely pursuant to Item 2.02).

99.2
Press Release dated August 2, 2023, titled “PacBio Enters into Agreement to Acquire Apton Biosystems to Accelerate the Development of a Next Generation, High Throughput, Short-read Sequencer” (furnished and not filed herewith solely pursuant to Item 7.01).

99.3	Press Release dated August 2, 2023, titled “PacBio Begins Commercialization of the Onso Short-Read Sequencing System” (furnished and not filed herewith solely pursuant to Item 7.01).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Biosciences of California, Inc.

	By:	/s/ Michele Farmer
Michele Farmer
Vice President and Chief Accounting Officer
Date: August 2, 2023